  EXHIBIT 10.3

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of June 23, 2022, by and between BK Technologies, Inc., a Nevada corporation (the “Company”), and Henry R. (Randy) Willis (the “Executive”).

RECITALS

A.	The Company and the Executive are parties to that certain Employment Agreement dated effective March 5, 2019 (the “Employment Agreement”). Unless otherwise indicated, all capitalized terms herein shall have the meanings assigned to them in the Employment Agreement.

B.	The Company and the Executive each desire to amend the Employment Agreement pursuant to the terms and conditions of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and for other good and valuable consideration, the Company and the Executive hereby agree as follows:

1.	A new Section 4.4 is hereby added to the Employment Agreement to read as follows:

“4.4 Change in Control Bonus. Upon the occurrence of a Change in Control, as defined under the Company’s 2017 Incentive Compensation Plan (“2017 Plan”), the Executive shall be entitled to receive a lump sum payment equal to fifty percent (50%) of the Executive’s most recent annual salary, payable within thirty (30) days following the effective date of such Change in Control. Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company (including for purposes of this Section 4.4 all persons with whom the Company would be considered a single employer under Internal Revenue Code Section 409A), a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A.”

2.	A new Section 4.5 is hereby added to the Employment Agreement to read as follows:

“4.5 Acceleration of Vesting. Notwithstanding the terms of the Company equity plan or plans under which the Executive’s equity awards are granted or any applicable award agreements, upon the occurrence of a Change in Control (as defined under the 2017 Plan), all of the Executive’s outstanding unvested time-based equity awards shall become fully vested and any restrictions thereon shall lapse and, in the case of stock options and stock appreciation rights, shall remain exercisable for the remainder of their full term, and all of the Executive’s outstanding unvested equity awards with performance-based vesting shall be deemed achieved at target levels with respect to performance goals or other vesting criteria.”

3.	All other provisions of the Employment Agreement shall remain in full force and effect.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BK TECHNOLOGIES, INC.		THE EXECUTIVE

By:	/s/ John Suzuki	/s/ Henry R. Willis
Name:	John Suzuki	Name: Henry R. Willis
Title:	Chief Executive Officer	Date: June 24, 2022
Date:	June 24, 2022

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